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Interview posted on CRN.com:

Tech Data CEO Rich Hume On The $5.4 Billion Deal That Will ‘Accelerate Our Future’

‘They have the ability to invest organically as well as acquisitively in Tech Data. So this is a scenario where we have the fortune of potentially being acquired by someone who has the opportunity to really accelerate our business moving forward,’ Tech Data CEO Rich Hume says of the deal to be acquired by Apollo Global Management.

By O’Ryan Johnson November 13, 2019, 05:15 PM EST

Hume On The Record

The distribution market was rocked Wednesday when Apollo Global Management unveiled plans to buy Tech Data in a $5.4 billion deal that would take the second largest IT distributor in the country private.

Remaining in place will be Tech Data CEO Rich Hume, who joined the Clearwater, Fla.-based distributor as chief operating officer in 2016 and has been in the corner office since June 2018. Hume said the acquisition by Apollo will give partners better products and services through access to capital that the company could not duplicate on its own.

“Apollo has over $320 billion worth of assets under management. They have the ability to invest organically as well as acquisitively in Tech Data moving forward,” he told CRN. “So, this is a scenario where we have the fortune of potentially being acquired by someone who has the opportunity to really accelerate our business moving forward.”

He said what will not change is the company’s commitment to its partners in the 45-year technology journey that has led the company to this point.

“It’s very attractive for partners and vendors because I truly believe it will allow us to accelerate our future, and then it’s also very attractive for my Tech Data colleagues because this is a situation where we take our company as it is and then advance it into the future,” he said.

Will this change how aggressive Tech Data is on pricing?

Tech Data has always had to be competitive in the market, and we will continue to do what we need to do to be competitive in the market. I would say that as it relates to pricing in particular that they should not anticipate any change versus what they have seen from us historically.

Will this deal have any sort of bearing on supply chain?

As we go from a public company to a private company, Apollo will acquire us and we’ll continue to be a stand-alone entity, Tech Data within that portfolio. This is not like there is going to be businesses smashed together, as there would be in perhaps a strategic transaction. You should anticipate no changes in our supply chain. If anything, you should you should anticipate our supply chain, on the continuum, to get better and better as we continue to invest in capabilities over time. There will be only a beneficial outcome as we move through time as it relates to our supply chain.

Earlier this year you mentioned that you wanted to move Tech Data into higher-growth areas and get rid of those areas where you’re not seeing high growth. Will you still have the opportunity to execute on that plan under private equity?

I’d like to clarify part of what you had said. Certainly, we absolutely want to pursue the higher-growth areas and we will pursue the higher-growth areas and I’ll get to whether that changes or not going forward.

But it’s important to note that the lower-growth areas, we’re not looking to abandon them. They’re a big part of our overall business, and they’re a big part of our contribution to our vendors and customers as well as to the financial health and well-being of Tech Data.

So our view is that we will continue to invest in our core but then shift our incremental investments towards where the higher-growth areas are in the market. Obviously, we’ve spent a lot of time with our colleagues at Apollo, and they fully endorse our strategy moving forward. You should expect that will continue with the pursuits that we’ve previously identified, especially around the next-generation technologies of cloud, security, analytics, IoT and services.

There’s talk in the market that a lot of distributors are kind of running away from distribution in terms of how they run their business. Do you see this as Tech Data running away from distribution or running towards distribution, within the context of the acquisition by Apollo?

First of all, when you take a look at the traditional category called ‘distribution,’ then you map the last couple of years of the distribution growth rates to the aggregation of all the vendors, the distribution growth rates are either equal to or marginally better.

From the information I look at, there hasn’t been any backing away from distribution. In fact, if anything, there’s a case to be made that it’s a larger percentage of the total pie. That’s No. 1. No. 2 is the value proposition for Tech Data is absolutely changing, from maybe having a reputation in the past of physical IT distribution to now one towards solutions aggregation within the IT segment. This comes in many flavors.

I’ll give you a couple of examples. Within our cloud marketplace StreamOne, we’re well under way with providing tried and tested solutions—things like Microsoft Azure with Red Hat, or Microsoft Azure with VMware, or Microsoft Azure with Microsoft’s Small Business Server. There’s a major shift, if you will, from the customer perspective coming forward to having a desire [for us to be] more of a solutions aggregator.

And this even transcends itself into our PC ecosystem business where there’s a requirement and initiative that’s growing around Technology as a Service, aggregating PC ecosystem content, and providing per-month pricing for that aggregated content. So I think that from my point of view the traditional IT distribution remains a major participant within our ecosystem. However, we at Tech Data are transitioning our value proposition more towards solutions aggregation.

How does private equity help execute on those goals?

Obviously, in a public company you have thousands of investors and they have an expectation in terms of what you’re going to do on a 90-day period, four times a year. As it relates to engaging with the private equity owner, you can have a longer-term view of what you want to accomplish and not get distracted by perhaps the requirements of a quarterly earnings call.

The second thing to make note of, and this is really important, is that Apollo has over $320 billion worth of assets under management. They have the ability to invest organically as well as acquisitively in Tech Data. So this is a scenario where we have the fortune of potentially being acquired by someone who has the opportunity to really accelerate our business moving forward.

If you’re a partner on the ground level, so to speak, how does this benefit those folks?

Again, I think that when we take a look at the investment potential of Apollo, should we, or myself as management, be able to bring forward compelling business proposals to them and they invest, that would mean that our capabilities, as well as our portfolio for our customers, will even be more leadership than they are today.

We’re very proud of the end-to-end portfolio and capabilities that we have. But certainly we have the opportunity to even advance those, especially in the areas of next-generation technologies.

Does this give you the opportunity to go after the partners of rival distributors?

Every day we compete with one another in the market. We like the merits of our strategy that will allow us to compete with our competitors in the market. We have the opportunity to accelerate investment in our business with a new investor that will make us, in my mind, more competitive over time and more attractive to the market at large.

There’s always a fear that private equity is in it for the short haul, or to make a short gain. Is that the case with Apollo?

When you look at Apollo, they’re absolutely interested in taking Tech Data where it is today and allowing it to continue to be leadership and an even a bigger powerhouse within the market. We, as a management team, find the way they run and manage their portfolio very attractive and we know that it’s going to be a great opportunity for us moving forward. This is a deal that is very, very attractive for our shareholders. It’s very attractive for partners and vendors because I truly believe it will allow us to accelerate our future. It’s also very attractive for my Tech Data colleagues because this is a situation where we take our company as it is, and then advance it into the future.

Unlike a strategic acquisition where you’re smashing together two companies and, for a period of time, there’s some uncertainty—we aren’t in that mode. We’re in the mode of maintaining our company and accelerating our future.

Any closing thoughts on this deal?

Next week Tech Data will be 45 years old in our industry. We’ve gone from, you know, basically the garage to being a $37 billion business in that time frame. We have great partnerships within the vendor community as well as with all of our customers and I am confident that as we move forward we will be enriching the relationships even further beyond what we have today, based on turning the page, and moving to the next chapter in the journey. So I’m extremely excited about our future, not only as a company, but our future with the relationships that we’ve built over those 45 years.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”.

PARTICIPANTS IN THE SOLICITATION

Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information above.

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This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.